EXHIBIT 23(a)



                       CONSENT OF PRICE WATERHOUSE LLP,
                            INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-effective Amendment No.1 Registration Statement on Form S-8 to the Form S-4 Registration Statement of Compaq Computer Corporation ("Compaq") of our report dated January 21, 1998, except as to Note 11, which is as of January 26, 1998, appearing on page 20 of Compaq's Annual Report on Form 10-K for the year ended December 31, 1997.



/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP

Houston, Texas
June 12, 1998